EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS, INCREASES FULL YEAR 2026 ADJUSTED EBITDA GUIDANCE TO $94 MILLION, AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net loss of $4.1 million and $8.3 million, including depreciation and amortization of $13.1 million and $39.1 million, for the three and nine months ended September 30, 2026, respectively
•Adjusted EBITDA of $23.6 million and $72.3 million for the three and nine months ended September 30, 2026, respectively
•Declares quarterly cash dividend of $0.005 per common unit
•Revises guidance upward to $94.0 million
•Credit Adjusted EBITDA of $97.6 million for the trailing twelve months ended September 30, 2026, and a bank leverage ratio of 4.96 times, as calculated under the Partnership’s revolving credit facility

KILGORE, Texas, October 21, 2026 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the third quarter of 2026.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “For the third quarter of 2026, the Partnership generated Adjusted EBITDA of $23.6 million, ahead of our internal forecast for the quarter and $4.3 million higher than the third quarter of 2025. Our pure sulfur and lubricants businesses were the primary drivers of the quarter, outweighing a difficult fertilizer market that also negatively impacted the land transportation business. Through the first nine months of the year, the Partnership has generated Adjusted EBITDA of $72.3 million, and we are revising our full-year 2026 Adjusted EBITDA guidance to $94 million along with increasing our estimated 2026 capital expenditures to capture increased spending from higher labor and material costs specifically related to third quarter turnaround costs at our fertilizer plants.”

“Terminalling and Storage came in just short of plan for the quarter, as lighter activity at our specialty terminals outweighed gains at the Smackover Refinery and our underground storage facility. With the majority of the segment’s cash flow underpinned by fixed-fee agreements, we remain confident in its full-year outlook.”

“Specialty Products results were ahead of plan, led by another strong quarter in lubricants, where margins expanded on higher sales volumes. The grease business, although with significant improvement quarter over quarter, continues below our forecasted volumes.”

“Transportation Services finished the quarter slightly behind plan. Our marine fleet was a bright spot, with units operating at or above targeted utilization now that this year’s inspection cycle is behind us. Land transportation miles were lower, as our central Florida terminal experienced an extensive reduction in freight driven by reduced third party fertilizer production.”

“Sulfur Services was the standout segment for the quarter, finishing well ahead of plan. Our pure sulfur business drove the outperformance, as the services we provide are highly valued in the current market. Our fertilizer business remains under pressure as growers’ cost structures and economics are not improving. We see no meaningful relief for fertilizer before year-end but expect sulfur to remain a reliable counterweight. Finally, the DSM Semichem joint venture continues to work through customer qualification ahead of an anticipated ramp in 2027.”

“As of September 30, 2026, total debt outstanding was approximately $483.5 million, liquidity under our revolving credit facility was approximately $21.9 million, and our leverage ratio was 4.96 times, as calculated under the Partnership’s revolving credit facility. Third quarter cash flow is historically the lowest of the year, as our fertilizer facilities complete their annual maintenance turnarounds and the semi-annual interest payment on our senior notes comes due, both of which temporarily increase borrowings under our revolving credit facility. Despite these elevated borrowings, our leverage ratio was unchanged from the second quarter, as trailing twelve-month Credit Adjusted EBITDA improved for the second consecutive quarter.”

THIRD QUARTER 2026 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA ($M)
	Three Months Ended September 30,
	2026	2025	2026	2025
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$4.0	$2.8	$7.2	$5.3
Terminalling and Storage	3.1	4.6	8.3	9.7
Sulfur Services	1.4	0.2	5.8	3.9
Specialty Products	5.2	3.2	5.9	3.9
Indirect Selling, General and Administrative Expenses	(3.6)	(3.9)	(3.6)	(3.6)
	$10.2	$6.9	$23.6	$19.3

Transportation Adjusted EBITDA increased by $1.9 million. In our land transportation division, Adjusted EBITDA decreased $1.4 million, as lower transportation rates and mileage reduced service revenue and the third quarter of 2025 included a favorable allowance adjustment that did not recur. In the marine division, Adjusted EBITDA increased $3.3 million. Adjusted EBITDA in our inland division increased $3.4 million on higher utilization and day rates. Adjusted EBITDA in our offshore division remained generally consistent.

Terminalling and Storage Adjusted EBITDA decreased by $1.5 million. In the underground NGL storage division, Adjusted EBITDA decreased $0.6 million, reflecting a reduction in throughput revenue. Adjusted EBITDA in our specialty terminals division decreased $0.7 million on lower terminal service revenue combined with higher expenses. Our shore-based terminals division decreased $0.1 million on lower rental revenue. At our Smackover refinery, Adjusted EBITDA remained consistent.

Sulfur Services Adjusted EBITDA increased by $2.0 million. In the pure sulfur business, Adjusted EBITDA increased $4.5 million, primarily reflecting higher volumes and margins, including the favorable impact of higher commodity prices. In the sulfur prilling business, Adjusted EBITDA increased $0.8 million on higher volumes and reservation fees. In the fertilizer division, Adjusted EBITDA decreased $3.4 million on compressed margins and lower volumes.

Specialty Products Adjusted EBITDA increased by $2.0 million. In the lubricants division, Adjusted EBITDA increased $1.8 million on higher sales volumes and margins. In the grease division, Adjusted EBITDA increased $0.2 million, reflecting a favorable sales mix and lower expenses. Adjusted EBITDA in our propane and natural gasoline divisions remained consistent.

Indirect selling, general, and administrative expenses Adjusted EBITDA remained consistent.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Loss	Net Loss Per Unit	Adjusted EBITDA	Net Cash Used in Operating Activities	Distributable Cash Flow	Revenues
Three Months Ended September 30, 2026	$(4.1)	$(0.10)	$23.6	$(4.9)	$0.2	$231.7
Three Months Ended September 30, 2025	$(8.4)	$(0.21)	$19.3	$(1.2)	$(3.4)	$168.7

Reconciliation of Net Income (Loss) to Adjusted EBITDA for the Three Months Ended September 30, 2026 and 2025
(Amounts may not add or recalculate due to rounding)

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	3Q2026 Actual
Net income (loss)	$4.0	$3.1	$1.4	$5.2	$(3.2)	$(14.7)	$(4.1)
Interest expense add back	–	–	–	–	–	$14.7	$14.7
Equity in (earnings) loss of DSM Semichem LLC	–	–	–	–	$0.2	–	$0.2
Income tax expense (benefit)	–	–	–	–	$(0.6)	–	$(0.6)
Operating income (loss)	$4.0	$3.1	$1.4	$5.2	$(3.6)	$–	$10.2
Depreciation and amortization	$3.2	$5.1	$4.2	$0.7	–	–	$13.1
(Gain) loss on sale or disposition of property, plant, and equipment	$–	–	–	–	–	–	$–
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Non-cash unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$7.2	$8.3	$5.8	$5.9	$(3.6)	$–	$23.6

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	3Q2025 Actual
Net income (loss)	$2.8	$4.6	$0.2	$3.2	$(4.6)	$(14.6)	$(8.4)
Interest expense add back	–	–	–	–	–	$14.6	$14.6
Equity in (earnings) loss of DSM Semichem LLC	–	–	–	–	$–	–	$–
Income tax expense (benefit)	–	–	–	–	$0.7	–	$0.7
Operating income (loss)	$2.8	$4.6	$0.2	$3.2	$(3.9)	$–	$6.9
Depreciation and amortization	$2.9	$5.1	$3.5	$0.8	–	–	$12.3
(Gain) loss on sale or disposition of property, plant, and equipment	$(0.4)	–	–	–	–	–	$(0.4)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	–	–	–	–	$0.2	–	$0.2
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Non-cash unit-based compensation	–	–	–	–	$0.1	–	$0.1
Adjusted EBITDA	$5.3	$9.7	$3.9	$3.9	$(3.6)	$–	$19.3

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA for the Twelve Months Ended September 30, 2026
(Amounts may not add or recalculate due to rounding)

(in millions)	Year Ended December 31, 2025	Less: Nine Months Ended September 30, 2025	Add: Nine Months Ended September 30, 2026	Twelve Months Ended September 30, 2026
Net loss	$(14.7)	$(11.9)	$(8.3)	$(11.2)
Adjustments:
Interest expense	57.8	43.3	43.1	57.6
Income tax expense (benefit)	4.8	3.9	1.8	2.7
Depreciation and amortization	50.2	37.8	39.1	51.5
EBITDA	98.0	73.2	75.7	100.6
Adjustments:
(Gain) loss on disposition or sale of property, plant and equipment	(2.0)	(1.5)	(4.9)	(5.5)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	1.0	1.0	–	–
Equity in (earnings) loss of DSM Semichem LLC	1.1	0.8	0.8	1.1
Non-cash contractual revenue deferral adjustment	0.7	0.6	0.6	0.8
Non-cash unit-based compensation	0.2	0.2	0.1	0.2
Adjusted EBITDA	99.0	74.2	72.3	97.1
Adjustments:
Capitalized interest	0.1	0.1	0.4	0.5
Credit Adjusted EBITDA	$99.2	$74.3	$72.7	$97.6

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included a table above entitled “Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA for the Twelve Months Ended September 30, 2026” and tables below entitled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K in which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the third quarter of 2026 to the Partnership's Adjusted EBITDA for the third quarter of 2025.

CAPITALIZATION

	September 30, 2026	December 31, 2025
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due November 2027 [1]	$83.5	$39.0
Finance lease obligations	—	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$483.5	$439.1

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$115.0	$130.0
Revolving Credit Facility - Available Liquidity	$21.9	$31.4
Total Adjusted Leverage Ratio [2]	4.96x	4.43x
Senior Leverage Ratio [2]	0.86x	0.39x
Interest Coverage Ratio [2]	1.86x	1.90x

1 The Partnership was in compliance with all debt covenants as of September 30, 2026 and December 31, 2025.
2 As calculated under the Partnership's revolving credit facility.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2026. The distribution is payable on November 13, 2026, to common unitholders of record as of the close of business on November 6, 2026. The ex-dividend date for the cash distribution is November 6, 2026.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, (vii) our expectation around the achievement of the amounts reflected in our guidance, and (viii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), Credit Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures, investments in DSM Semichem LLC, and principal payments under finance lease obligations (“Adjusted Free Cash Flow”). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort. Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains.  Some or all of those adjustments could be significant.

Adjusted EBITDA and Credit Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before non-cash unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, transaction costs associated with business combination, merger, and divestiture activities, equity in earnings (loss) from unconsolidated entities, and non-cash contractual revenue deferral adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

We define Credit Adjusted EBITDA as Adjusted EBITDA plus pro forma adjustments associated with business combinations or material projects and capitalized interest. Credit Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others to provide additional information regarding the calculation of, and compliance with, certain financial covenants in the Partnership’s Fourth Amended and Restated Credit Agreement.

The GAAP measures most directly comparable to Adjusted EBITDA and Credit Adjusted EBITDA are Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities. Adjusted EBITDA and Credit Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Credit Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities, plus changes in operating assets and liabilities which (provided) used cash, transaction costs associated with business combination, merger, and divestiture activities, and non-cash contractual revenue deferral adjustments, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures, investments in DSM Semichem LLC, and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Investor Contacts:
ir@mmlp.com

(877) 256-6644
Danny Cavin - Director, FP&A and Investor Relations

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Cash	$48	$49
Accounts and other receivables, less allowance for credit losses of $310 and $310, respectively	76,401	58,371
Inventories	65,270	50,248
Due from affiliates	14,578	8,942
Other current assets	29,607	12,298
Total current assets	185,904	129,908

Property, plant and equipment, at cost	995,784	970,753
Accumulated depreciation	(710,196)	(681,527)
Property, plant and equipment, net	285,588	289,226

Goodwill	16,671	16,671
Right-of-use assets	58,571	69,938
Investment in DSM Semichem LLC	6,866	6,198
Deferred income taxes, net	8,769	9,026
Other assets, net	1,928	1,451
Total assets	$564,297	$522,418

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$16	$15
Trade and other accounts payable	72,760	57,814
Product exchange payables	—	169
Due to affiliates	25,559	13,286
Income taxes payable	864	1,580
Other accrued liabilities	38,206	51,279
Total current liabilities	137,405	124,143

Long-term debt, net	476,588	428,008
Finance lease obligations	26	39
Operating lease liabilities	36,785	48,353
Other long-term obligations	8,002	7,670
Total liabilities	658,806	608,213

Commitments and contingencies
Partners’ capital (deficit)	(94,509)	(85,795)
Total liabilities and partners' capital (deficit)	$564,297	$522,418

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Terminalling and storage *	$24,008	$23,930	$70,188	$67,883
Transportation *	56,629	49,709	166,075	156,520
Sulfur services	4,227	4,073	12,854	12,369
Product sales: *
Specialty products	89,502	62,443	234,256	192,066
Sulfur services	57,361	28,562	149,628	113,098
	146,863	91,005	383,884	305,164
Total revenues	231,727	168,717	633,001	541,936

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	79,819	54,844	206,640	167,608
Sulfur services *	47,111	20,899	117,378	76,215
	126,930	75,743	324,018	243,823
Expenses:
Operating expenses *	71,392	64,882	207,145	193,718
Selling, general and administrative *	10,045	9,257	30,264	31,913
Depreciation and amortization	13,133	12,336	39,056	37,790
Total costs and expenses	221,500	162,218	600,483	507,244

Gain (loss) on disposition or sale of property, plant and equipment	(39)	395	4,947	1,487
Operating income	10,188	6,894	37,465	36,179

Other income (expense):
Interest expense, net	(14,672)	(14,614)	(43,124)	(43,329)
Equity in earnings (loss) of DSM Semichem LLC	(221)	20	(782)	(805)
Other, net	(14)	3	2	19
Total other expense	(14,907)	(14,591)	(43,904)	(44,115)

Net loss before taxes	(4,719)	(7,697)	(6,439)	(7,936)
Income tax (expense) benefit	573	(715)	(1,820)	(3,916)
Net loss	(4,146)	(8,412)	(8,259)	(11,852)
Less general partner's interest in net loss	(83)	(168)	(165)	(237)
Less loss allocable to unvested restricted units	(18)	(35)	(32)	(49)
Limited partners' interest in net loss	$(4,045)	$(8,209)	$(8,062)	$(11,566)

Net loss per unit attributable to limited partners - basic and diluted	$(0.10)	$(0.21)	$(0.21)	$(0.30)

Weighted average limited partner units - basic and diluted	38,955,432	38,892,348	38,954,197	38,889,260

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:*
Terminalling and storage	$19,698	$18,622	$57,436	$54,105
Transportation	9,698	6,521	25,624	21,811
Product Sales	1,385	947	3,185	3,287
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	15,530	7,973	33,597	21,260
Sulfur services	3,371	3,303	9,977	9,611
Expenses:
Operating expenses	27,849	27,857	82,431	83,245
Selling, general and administrative	7,290	7,133	23,310	23,160

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2026	39,124,686	$(91,250)	$1,037	$(90,213)
Net loss	—	(4,063)	(83)	(4,146)
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	49	—	49
Balances - September 30, 2026	39,124,686	$(95,459)	$950	$(94,509)

Balances - December 31, 2025	39,055,086	$(86,922)	$1,127	$(85,795)
Net loss	—	(8,094)	(165)	(8,259)
Issuance of restricted units	69,600	—	—	—
Cash distributions	—	(586)	(12)	(598)
Unit-based compensation	—	143	—	143
Balances - September 30, 2026	39,124,686	$(95,459)	$950	$(94,509)
`

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2025	39,055,086	$(75,548)	$1,361	$(74,187)
Net loss	—	(8,244)	(168)	(8,412)
Cash distributions	—	(196)	(4)	(200)
Unit-based compensation	—	66	—	66
Balances - September 30, 2025	39,055,086	$(83,922)	$1,189	$(82,733)

Balances - December 31, 2024	39,001,086	$(71,877)	$1,438	$(70,439)
Net loss	—	(11,615)	(237)	(11,852)
Issuance of restricted units	54,000	—	—	—
Cash distributions	—	(586)	(12)	(598)
Unit-based compensation	—	156	—	156
Balances - September 30, 2025	39,055,086	$(83,922)	$1,189	$(82,733)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,259)	$(11,852)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39,056	37,790
Amortization of deferred debt issuance costs	2,411	2,533
Amortization of debt discount	1,800	1,800
Deferred income tax expense	257	691
Gain on disposition or sale of property, plant and equipment, net	(4,947)	(1,487)
Equity in loss of DSM Semichem LLC	782	805
Non cash unit-based compensation	143	156
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(18,030)	(1,700)
Inventories	(15,022)	4,837
Due from affiliates	(5,636)	10,330
Other current assets	(13,571)	(1,396)
Trade and other accounts payable	15,845	(9,654)
Product exchange payables	(169)	(798)
Due to affiliates	12,273	3,552
Income taxes payable	(716)	(6)
Other accrued liabilities	(13,120)	(11,131)
Change in other non-current assets and liabilities	449	(787)
Net cash provided by (used in) operating activities	(6,454)	23,683

Cash flows from investing activities:
Payments for property, plant and equipment	(27,782)	(17,905)
Payments for plant turnaround costs	(13,583)	(5,996)
Investment in DSM Semichem LLC	(1,450)	—
Proceeds from sale of property, plant and equipment	5,509	1,496
Net cash used in investing activities	(37,306)	(22,405)

Cash flows from financing activities:
Payments of long-term debt	(171,500)	(177,000)
Payments under finance lease obligations	(11)	(10)
Proceeds from long-term debt	216,000	177,000
Payment of debt issuance costs	(132)	(676)
Cash distributions paid	(598)	(598)
Net cash provided by (used in) financing activities	43,759	(1,284)

Net decrease in cash	(1)	(6)
Cash at beginning of period	49	55
Cash at end of period	$48	$49

Non-cash additions to property, plant and equipment	$1,963	$1,427

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues	$61,073	$53,790	$7,283	14%
Operating expenses	51,135	47,012	4,123	9%
Selling, general and administrative expenses	2,740	1,465	1,275	87%
Depreciation and amortization	3,203	2,907	296	10%
	3,995	2,406	1,589	66%
Gain on disposition or sale of property, plant and equipment	6	382	(376)	(98)%
Operating income	$4,001	$2,788	$1,213	44%

Comparative Results of Operations for the Nine Months Ended September 30, 2026 and 2025

	Nine Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues	$179,133	$168,966	$10,167	6%
Operating expenses	150,312	140,058	10,254	7%
Selling, general and administrative expenses	7,650	7,102	548	8%
Depreciation and amortization	9,303	8,755	548	6%
	11,868	13,051	(1,183)	(9)%
Gain on disposition or sale of property, plant and equipment	507	1,460	(953)	(65)%
Operating income	$12,375	$14,511	$(2,136)	(15)%

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands, except BBL per day)

Revenues	$25,911	$25,799	$112	—%
Operating expenses	16,865	15,341	1,524	10%
Selling, general and administrative expenses	779	736	43	6%
Depreciation and amortization	5,079	5,143	(64)	(1)%
	3,188	4,579	(1,391)	(30)%
Loss on disposition or sale of property, plant and equipment	(45)	(2)	(43)	(2,150)%
Operating income	$3,143	$4,577	$(1,434)	(31)%

Shore-based throughput volumes (gallons)	36,026	43,555	(7,529)	(17)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2026 and 2025

	Nine Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands, except BBL per day)

Revenues	$76,018	$73,441	$2,577	4%
Operating expenses	49,064	45,233	3,831	8%
Selling, general and administrative expenses	2,058	2,405	(347)	(14)%
Depreciation and amortization	15,158	16,123	(965)	(6)%
	9,738	9,680	58	1%
Gain on disposition or sale of property, plant and equipment	4,414	7	4,407	62,957%
Operating income	$14,152	$9,687	$4,465	46%

Shore-based throughput volumes (gallons)	104,381	129,245	(24,864)	(19)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues:
Services	$4,227	$4,073	$154	4%
Products	57,361	28,562	28,799	101%
Total revenues	61,588	32,635	28,953	89%

Cost of products sold	50,470	24,115	26,355	109%
Operating expenses	4,154	3,265	889	27%
Selling, general and administrative expenses	1,338	1,531	(193)	(13)%
Depreciation and amortization	4,190	3,531	659	19%
	1,436	193	1,243	644%
Gain on disposition or sale of property, plant and equipment	—	2	(2)	(100)%
Operating income	$1,436	$195	$1,241	636%

Sulfur (long tons)	182	157	25	16%
Fertilizer (long tons)	38	44	(6)	(14)%
Total sulfur services volumes (long tons)	220	201	19	9%

Comparative Results of Operations for the Nine Months Ended September 30, 2026 and 2025

	Nine Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues:
Services	$12,854	$12,369	$485	4%
Products	149,628	113,098	36,530	32%
Total revenues	162,482	125,467	37,015	30%

Cost of products sold	127,180	85,428	41,752	49%
Operating expenses	10,134	10,752	(618)	(6)%
Selling, general and administrative expenses	4,425	4,766	(341)	(7)%
Depreciation and amortization	12,437	10,644	1,793	17%
	8,306	13,877	(5,571)	(40)%
Gain on disposition or sale of property, plant and equipment	25	3	22	733%
Operating income	$8,331	$13,880	$(5,549)	(40)%

Sulfur (long tons)	410	434	(24)	(6)%
Fertilizer (long tons)	187	214	(27)	(13)%
Total sulfur services volumes (long tons)	597	648	(51)	(8)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Products revenues	$89,551	$62,482	$27,069	43%
Cost of products sold	82,056	56,852	25,204	44%
Selling, general and administrative expenses	1,586	1,687	(101)	(6)%
Depreciation and amortization	661	755	(94)	(12)%
	5,248	3,188	2,060	65%
Gain on disposition or sale of property, plant and equipment	—	13	(13)	(100)%
Operating income	$5,248	$3,201	$2,047	64%

NGL sales volumes (Bbls)	636	608	28	5%
Other specialty products volumes (Bbls)	112	100	12	12%
Total specialty products volumes (Bbls)	748	708	40	6%

Comparative Results of Operations for the Nine Months Ended September 30, 2026 and 2025

	Nine Months Ended September 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Products revenues	$234,370	$192,151	$42,219	22%
Cost of products sold	213,377	174,063	39,314	23%
Selling, general and administrative expenses	5,447	5,257	190	4%
Depreciation and amortization	2,158	2,268	(110)	(5)%
	13,388	10,563	2,825	27%
Gain on disposition or sale of property, plant and equipment	1	17	(16)	(94)%
Operating income	$13,389	$10,580	$2,809	27%

NGL sales volumes (Bbls)	1,834	1,843	(9)	—%
Other specialty products volumes (Bbls)	316	271	45	17%
Total specialty products volumes (Bbls)	2,150	2,114	36	2%

Indirect Selling, General and Administrative Expenses
Comparative Results of Operations for the three and Nine Months Ended September 30, 2026 and 2025

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2026	2025			2026	2025
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,640	$3,867	$(227)	(6)%	$10,782	$12,479	$(1,697)	(14)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2026 and 2025, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net loss	$(4,146)	$(8,412)	$(8,259)	$(11,852)
Adjustments:
Interest expense	14,672	14,614	43,124	43,329
Income tax expense (benefit)	(573)	715	1,820	3,916
Depreciation and amortization	13,133	12,336	39,056	37,790
EBITDA	23,086	19,253	75,741	73,183
Adjustments:
(Gain) loss on disposition or sale of property, plant and equipment	39	(395)	(4,947)	(1,487)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	—	194	—	1,021
Equity in (earnings) loss of DSM Semichem LLC	221	(20)	782	805
Non-cash contractual revenue deferral adjustment	223	175	595	571
Non-cash unit-based compensation	49	66	143	156
Adjusted EBITDA	$23,618	$19,273	$72,314	$74,249

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$(4,877)	$(1,213)	$(6,454)	$23,683
Interest expense [1]	13,332	13,037	38,913	38,996
Current income tax expense	(292)	(130)	1,563	3,225
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	—	194	—	1,021
Non-cash contractual revenue deferral adjustment	223	175	595	571
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	21,093	(6,074)	52,259	(12,071)
Trade, accounts and other payables, and other current liabilities	(6,777)	11,013	(14,113)	18,037
Other	916	2,271	(449)	787
Adjusted EBITDA	23,618	19,273	72,314	74,249
Adjustments:
Interest expense	(14,672)	(14,614)	(43,124)	(43,329)
Income tax (expense) benefit	573	(715)	(1,820)	(3,916)
Deferred income taxes	(281)	845	257	691
Amortization of debt discount	600	600	1,800	1,800
Amortization of deferred debt issuance costs	740	977	2,411	2,533
Payments for plant turnaround costs	(4,205)	(4,197)	(13,583)	(5,996)
Maintenance capital expenditures	(6,216)	(5,574)	(18,868)	(13,677)
Distributable Cash Flow	157	(3,405)	(613)	12,355
Principal payments under finance lease obligations	(4)	(3)	(11)	(10)
Investment in DSM Semichem LLC	(1,450)	—	(1,450)	—
Expansion capital expenditures	(1,890)	(1,273)	(8,015)	(2,994)
Adjusted Free Cash Flow	$(3,187)	$(4,681)	$(10,089)	$9,351

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.